Exhibit 4(e) 1 KENTUCKY UTILITIES COMPANY TO THE BANK OF NEW YORK MELLON, Trustee Supplemental Indenture No. 10 dated as of November 1, 2023 Supplemental to the Indenture dated as of October 1, 2010 Establishing First Mortgage Bonds, Collateral Series 2023TCA

2 SUPPLEMENTAL INDENTURE NO. 10 SUPPLEMENTAL INDENTURE No. 10, dated as of the 1st day of November, 2023, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the "Company''), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the "Original Indenture"), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 10 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 10 are hereinafter sometimes, collectively, called the "Indenture." Recitals of the Company The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities. The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto. The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6; Supplemental Indentures No. 6, No. 7 and No. 8 have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indentures No. 7, No. 8 and No. 9. Supplemental Indenture No. 9 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto. Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called the "Securities of Series No. 12". As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 12. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 10 to establish the designation and certain terms of the Securities of such series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 10 a valid agreement of the Company, and to make the Securities of Series No. 12 valid obligations of the Company, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 10 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a

3 security interest in and lien on, the Company’s right, title and interest in the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture, as heretofore amended; and it is further mutually covenanted and agreed as follows: ARTICLE ONE SECURITIES OF SERIES NO. 12 SECTION 101. Creation of Securities of Series No. 12. There is hereby created a series of Securities designated "First Mortgage Bonds, Collateral Series 2023TCA", and the Securities of such series shall: (a) be issued in the aggregate principal amount of $60,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); (b) be dated December 6, 2023; (c) have a Stated Maturity of June 1, 2054, subject to prior redemption by the Company; (d) have such additional terms as are established in an Officer's Certificate as contemplated in Section 301 of the Original Indenture; and (e) be in substantially the form or forms established therefor in an Officer's Certificate, as contemplated by Section 201 of the Original Indenture. ARTICLE TWO MISCELLANEOUS PROVISIONS SECTION 201. Electronic Means. With respect to the Securities of Series No. 12: The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 10 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts

4 to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 201, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. SECTION 202. Single Instrument. This Supplemental Indenture No. 10 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 10, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 10 shall together constitute the Indenture. SECTION 203. Trustee. The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 10 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 10 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 10. SECTION 204. Effect of Headings. The Article and Section headings in this Supplemental Indenture No. 10 are for convenience only and shall not affect the construction hereof. SECTION 205. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Supplemental Indenture No. 10 - Kentucky Utilities Company] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed as of the day and year first written above. KENTUCKY UTILITIES COMPANY By: /s/ Tadd J. Henninger_______________ Name: Tadd J. Henninger Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 10 - Kentucky Utilities Company] THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Francine Kincaid_________________ Name: Francine Kincaid Title: Vice President

[Signature Page to Supplemental Indenture No. 10 - Kentucky Utilities Company] COMMONWEALTH OF PENNSYLVANIA ) ) ss.: COUNTY OF LEHIGH ) On this 21st of November, 2023, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be an Authorized Signatory of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Authorized Signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Authorized Signatory. In witness whereof, I hereunto set my hand and official seal. By: /s/ Michelle L. Bartolomei__________________ Notary Public

[Signature Page to Supplemental Indenture No. 10 - Kentucky Utilities Company] STATE OF ) ) ss.: COUNTY OF ) On this 22nd of November, 2023, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he/she, as a Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as a Vice President. In witness whereof, I hereunto set my hand and official seal. By: /s/ Rafal Bar____________________________ Notary Public The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are: The Bank of New York Mellon 500 Ross Street, 12th Floor Pittsburgh, Pennsylvania 15262 Attn: Corporate Trust Administration THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Francine Kincaid__________________ Name: Francine Kincaid Title: Vice President

[Signature Page to Supplemental Indenture No. 10- Kentucky Utilities Company] CERTIFICATE OF PREPARER The foregoing instrument was prepared by: Joseph Mandlehr, Counsel PPL Services Corporation 220 West Main Street Louisville, KY 40202 /s/ Joseph Mandlehr Joseph Mandlehr

EXHIBIT A

KENTUCKY UTILITIES COMPANY

Bonds Issued and Outstanding under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$215,077,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$0
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000	[2]
5	August 1, 2016	8	Collateral Series 2016CCA	August 25, 2016	$96,000,000	$96,000,000
6	August 1, 2018	9	Collateral Series 2018CCA	September 5, 2018	$17,875,000	$17,875,000
7	March 1, 2019	7[2]	4.375% Series due 2045	September 28, 2015	$300,000,000	$550,000,000[2]
8	May 15, 2020	10	3.300% Series due 2050	June 3, 2020	$500,000,000	$500,000,000
9	March 1, 2023	11	5.450% Series due 2033	March 20, 2023	$400,000,000	$400,000,000

[1] As of November 1, 2023

[2] Supplemental Indenture No. 7 established additional securities of Series No. 7. Outstanding amount reflects securities of Series No. 7 issued pursuant to Supplemental Indenture No. 4 and Supplemental Indenture No. 7.

A-1

EXHIBIT B B-1 KENTUCKY UTILITIES COMPANY Filing and Recording of Supplemental Indenture No. 9, dated as of March 1, 2023, to Indenture, dated as of October 1, 2010 COUNTY NAME BOOK AND PAGE NUMBER Adair MB 412, Pg 243 Anderson MB 725, Pg 622 Ballard MB 128, Pg 344 Barren MB 751, Pg 274 Bath MB 275, Pg 661 Bell MB 386, Pg 71 Bourbon MB 715, Pg 566 Boyle MB 830, Pg 508 Bracken MB 330, Pg 500 Bullitt MB 2152, Pg 423 Caldwell MB 391, Pg 739 Carroll MB 280, Pg 157 Casey MB 298, Pg 140 Christian MB 1776, Pg 295 Clark MB 1024, Pg 650 Clay MB 245, Pg 445 Crittenden MB 256, Pg 146 Estill MB J12, Pg 215 Fayette MB 10612, Pg 637 Fleming MC BK 4, Pg 384 Franklin MB 1698, Pg 201 Fulton MB 202, Pg 150 Gallatin MB 269, Pg 420 Garrard MB 433, Pg 350 Grayson MB 27-Z, Pg 533 Green MB 357, Pg 641 Hardin MB 2474, Pg 117 Harlan MB 498, Pg 636 Harrison MB 476, Pg 197 Hart MB 487, Pg 163 Henry MB 413, Pg 614 Hickman MB 132, Pg 517 Hopkins MB 1403, Pg 324 Jessamine MB 1539, Pg 27 Knox Misc. BK 58, Pg 570

B-2 Larue MB 436, Pg 752 Laurel MB 1353, Pg 662 Lee MB 130, Pg 665 Lincoln MB 523, Pg 826 Livingston MB 345, Pg 379 Lyon MB 290, Pg 405 Madison MB 2221, Pg 496 Marion MB 487, Pg 312 Mason MB 502, Pg 671 McCracken MB 1764, Pg 833 McLean MB 233, Pg 393 Mercer MB 768, Pg 754 Montgomery MB 647, Pg 404 Muhlenberg MB 744, Pg 1196 Nelson MB 1415, Pg 585 Nicholas MB 190, Pg 736 Ohio MB 630, Pg 47 Oldham MB 2618, Pg 762 Owen MB 324, Pg 515 Pendleton MB 424, Pg 676 Pulaski MB 1741, Pg 266 Robertson MB 577, Pg 118 Rockcastle MB 336, Pg 556 Rowan MB A458, Pg 19 Russell MB 467, Pg 641 Scott MB 1731, Pg 600 Shelby MB 1306, Pg 71 Taylor MB 673, Pg 214 Trimble MB 257, Pg 235 Union MB 477, Pg 340 Washington MC 1, Pg 648 Webster MB 384, Pg 1 Whitley MB 702, Pg 14 Woodford MB 964, Pg 516

EXHIBIT C C-1 KENTUCKY UTILITIES COMPANY REAL PROPERTY Schedule of real property owned in fee located in the Commonwealth of Kentucky Fayette County: That certain real property located in the City of Lexington, County of Fayette, Commonwealth of Kentucky, and described as follows, to-wit: All that tract or parcel of land with improvements thereon known as No. 746 Shropshire Avenue in the City of Lexington, County of Fayette and State of Kentucky, beginning at a point at the intersection of Shropshire Avenue and the C & O Belt Line Railway and running back with the line of the Belt Line Railway property in an easterly direction a distance of one hundred forty (140) feet; thence at right angles in a northerly direction a distance of fifty (50) feet to an alley, thence at right angles in a westerly direction along said alley a distance of about one hundred fifty (150) feet, more or less, to the line of Shropshire Avenue; thence with the line of Shropshire Avenue in a southerly direction a distance of about fifty (50) feet, more or less to the point of beginning; the same being a portion of division of Block 6, Loudon Subdivision to the City of Lexington, Kentucky, as appears on the plat of said subdivision in Plat Book 2. Page 73, in the Fayette County Court Clerk's Office. Being the same Property conveyed to Kentucky Utilities Company by Deed dated May 2, 2023, of record in Deed Book 4014, Page 364, in the Office of the Clerk of Fayette County, Kentucky. Mercer County: Tract 1B: All of Tract 1B as set forth on the Minor Plat Amendment #1 of Anderson Circle Farm as recorded in Plat Cabinet E Page 30, and being more particularly described as follows: Beginning at an iron pin set (5/8” x 18” steel rebar with aluminum survey cap stamped PLS #3816, as is typical for all set corner monuments), said pin located on the west edge of right-of-way of US Highway 127, 88 feet west of the baseline and 1909 feet south of Jackson Pike and north of Harrodsburg in Mercer County, Kentucky and being the Point of Beginning for this description; Thence with the right-of-way of US Highway 127 for the following two (2) courses: S04º39’40”E – 1782.43 feet to a point and S04º37’06”E – 20.04 feet to an iron pin found (PLS #3432), said pin located 88’ west of the baseline of US Highway 127, and being the northeast corner of ESH (DB 371, PG 502); Thence leaving US Highway 127 and with ESH for the following three (3) courses: S89º12’15”W – 1194.00 feet to an iron pin found (PLS #3432), S04º49’14”E – 365.77 feet to an iron pin found (PLS #3432), N89º11’46”E – 1194.08 feet to an iron pin found (PLS #3432), said pin located on the west edge of right-of-way of US Highway 127, 83 feet west of the baseline; Thence with the right- of-way of US Highway 127 S04°52’08”E – 471.76 feet to an iron pin found (PLS #3432), said pin being the northeast corner of Cook (DB 308, PG 184); Thence leaving US Highway 127 and with Cook for the following two (2) courses: S82º40’14”W – 675.98 feet to an iron pin set, S00º52’10”E – 310.95 feet to

C-2 an iron pin found (PLS #2850), said pin being along the north property boundary of Armstrong (DB 361, PG 838); Thence leaving Cook and with Armstrong for the following two (2) courses: N89º06’30”W – 1239.52 feet to a found railroad rail fixed in concrete, reference pin found (PLS #3118) to be located S13º03’19”E – 0.71 feet from rail and S00º58’24”W – 1115.92 feet to an iron pin found (rebar with no cap), said pin being the northwest property corner of James C. Justice Companies, Inc. (DB 330, PG 001); Thence leaving Armstrong and with James C. Justice Companies, Inc. for the following eleven (11) courses: S86º41’10”W - 145.76 feet to an iron pin found (PLS #3118), S22º55’47”W – 822.07 feet to an iron pin found (PLS #3118), S15º44’49”W – 670.90 feet to an iron pin found (PLS #3118), S02º24’36”E – 580.60 feet to an iron pin found (PLS #3118), S10º05’12”W – 413.60 feet to an iron pin found (PLS #3118), S21º30’45”W – 157.31 feet to an iron pin set, S21º31’27”W - 95.05 feet to an iron pin set, S69º07’19”E – 50.39 feet to an iron pin set, S22º02’30”W – 42.63 feet to an iron pin set, S21º34’17”W – 117.59 feet to an iron pin found (PLS #3118) and S63º55’42”E – 44.73 feet to an iron pin found (PLS #3118), said pin being on the north boundary of Tract 2 (Plat File C-045); Thence leaving James C. Justice Companies, Inc. and with Tract 2 the following seven (7) courses: S44º47’49”W – 285.29 feet to an iron pin found (PLS #3118), S23º11’37”W – 101.48 feet to an iron pin found (PLS #3118), S58º31’12”W – 109.69 feet to an iron pin found (PLS #3118), S38º12’51”W – 174.11 feet to an iron pin found (PLS #3118), S49º52’34”W – 160.73 feet to an iron pin found (PLS #3118), S60º28’10”W – 71.55 feet to an iron pin found (PLS #3118), S21º06’04”E – 367.14 feet to an iron pin found (PLS #447), said pin being the northeast corner of Lot 3, Block A of Spring Lake at Fountaine View (Plat File B-598); Thence leaving Tract 2 and with northern boundaries of Spring Lake at Fountaine View the following six (6) courses: S75º11’22”W – 151.60 feet to an iron pin found (PLS #447), S75º57’30”W – 10.00 feet to an iron pin found (PLS #447), S38º35’22”W – 134.78 feet to an iron pin found (PLS #447), S38º39’34”W – 48.67 feet to an iron pin found (PLS #447), S87º48’19”W – 55.69 feet to an iron pin found (PLS #447), said pin is the northwest corner of Lot 1, Block A of Spring Lake at Fountaine View and is located on the east edge of right-of-way of Fountaine Trace, S88º09’49”W – 59.58 feet along the right-of-way of Fountaine Trace to an iron pin found (PLS #3118), said pin being the northeast corner of Lot 27 of Fountaine View Phase III (Plat File A-598), and located on the west edge of right-of-way of Fountaine Trace; Thence leaving Spring Lake at Fountaine View and with Fountaine View Phase III for the following twelve (12) courses: S83º41’52”W – 20.31 feet to an iron pin set, N40º53’40”W – 256.25 feet to an iron pin found (PLS #2850), S88º24’04”W – 72.97 feet to an iron pin found (PLS #2850), S87º46’11”W – 46.82 feet to an iron pin found (PLS #2850), N57º00’09”W – 111.81 feet to an iron pin found (PLS #2850), S66º32’21”W – 242.64 feet to an iron pin found (PLS #2850), N84º22’45”W - 84.36 feet to an iron pin found (PLS #2850), N63º47’32”W – 210.75 feet to an iron pin found (PLS #2850), N70º49’14”W - 188.94 feet to an iron pin found (PLS #3118), S07º22’52”W – 782.64 feet to an iron pin

C-3 found (PLS #2850), S07º22’52”W – 210.02 feet to an iron pin found (rebar with no cap), S07º22’52”W – 210.02 feet to an iron pin found (PLS #2850), said pin being the northwest corner of Lot 20 of Fountain View Phase II (Plat File A-597); Thence leaving Fountain View Phase III and with Fountain View Phase II for the following three (3) courses: S07º22’52”W – 200.02 feet to an iron pin found (PLS #2850), S07º22’52”W – 200.02 feet to an iron pin found (PLS #2850), S07º25’42”W – 521.00 feet to an iron pin found (PLS #2850), said pin being the northwest corner of Lot 16; Thence with the west boundary of Lot 16 and a portion of the west boundary of Lot 10, Fountain View Phase I (Plat File A-589) S16º54’38”W – 144.96 feet to an iron pin found (PLS #3432), said pin being the northeast corner of Baker, Kirkland, and McGlone (DB 283, PG 419); Thence leaving Fountaine View Phase I and with Baker, Kirkland, and McGlone for the following two (2) courses: N77º52’48”W – 254.19 feet to an iron pin found (PLS #3118), S06º36’59”W – 224.15 feet to an iron pin set, said pin located on the north edge of right-of-way of KY Highway 390 – Bohon Road; Thence leaving Baker, Kirkland, and McGlone and with the right- of-way of Bohon Road for the following two (2) courses: N71º13’38”W – 1412.66 feet to a point, N68º45’26”W – 465.54 feet to an iron pin found (PLS #3118), said pin located on the east edge of right- of-way of Norfolk Southern Railroad, 33 feet from center of railroad; Thence leaving Bohon Road and with the right-of-way of Norfolk Southern Railroad for the following twelve (12) courses: N18º27’06”W – 620.28 feet to an iron pin found (PLS #3118), N12º39’08”W – 162.33 feet to an iron pin found (PLS #3118), N07º36’12”W – 131.69 feet to an iron pin found (PLS #3118), N04º21’26”W – 160.43 feet to a 36-inch diameter cherry tree, N02º27’19”W – 1538.46 feet to an iron pin found (PLS # 3118), N01º20’31”W – 127.95 feet to an iron pin found (PLS #3118), N01º27’28”E – 143.39 feet to an iron pin found (PLS #3118), N05º18’00”E – 144.42 feet to an iron pin found (PLS #3118), N06º31’44”E – 134.57 feet to an iron pin found (PLS #3816), N06º38’08”E – 1452.65 feet to point, said point referenced by an iron pin found (PLS #3118) located 0.79 feet west of corner, S87º26’38”E – 1.00 feet to an iron pin found (PLS #3118) and N06º35’14”E – 886.45 to an iron pin set 34’ from the center of the railroad; Thence leaving Norfolk Southern Railroad and across the property of Ceres Farms, LLC the following three (3) courses: S87º17’00”E – 2567.83 feet to an iron pin set, N00º00’00”W – 4254.62 feet to an iron pin set and S00º00’00”E – 4247.69 feet to the point of beginning and containing 858.376 acres by survey. This description prepared from a physical survey conducted by VANTAGE Engineering PLC, Kendal Wise, Kentucky PLS #3816 dated the 2nd day of March, 2023. Being the same Property conveyed to Kentucky Utilities Company by Deed dated April 26, 2023, of record in Deed Book 378, Page 553, in the Office of the Clerk of Mercer County, Kentucky.